KOKOMO, Ind.--(BUSINESS WIRE) – September 27, 2005--Haynes International, Inc. (Pink Sheets: HYNI.PK), a manufacturer of high performance nickel- and cobalt-based alloys, announced today that it gave a presentation at the CL King & Associates "Best Ideas Conference 2005" held at the at the Omni Berkshire Place Hotel in New York. Francis J. Petro, the President and Chief Executive Officer, and Marcel Martin, the Chief Financial Officer, made a 30-minute presentation at the conference. A slide show that accompanied the presentation is available at the Company’s website: www.haynesintl.com.

About Haynes International, Inc.

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, high performance alloys, primarily for use in the aerospace and chemical processing industries.

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Contact:

Haynes International, Inc.
Marcel Martin, 765-456-6129